UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2009

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (832) 598-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on March 13, 2009, Far East Energy (Bermuda), Ltd. ("FEEB"), a wholly-owned subsidiary of Far East Energy Corporation (the "Company"), and Arrow Energy International Pte Ltd ("Arrow") entered into a Farmout Agreement (the "Farmout Agreement") pursuant to which, subject to certain conditions, FEEB agreed to assign to Arrow 75.25% of its rights in the Production Sharing Contract for the Exploitation of Coalbed Methane Resources for the Qinnan Area in Shanxi Province, Qinshui Basin, the People's Republic of China dated April 16, 2002 between China United Coalbed Methane Corporation Ltd. and Phillips China Inc. (the "Assignment").

On October 6, 2009, FEEB and Arrow entered into an agreement (the "Amendment") to amend the Farmout Agreement by extending the deadline for satisfying the conditions to the Assignment from October 15, 2009 to November 20, 2009.  Through the Amendment, FEEB and Arrow also agreed that interest on the Exchangeable Note, $10,000,000 principal amount, issued by FEEB to Arrow on March 13, 2009 (the "Exchangeable Note") will begin to accrue on October 16, 2009.

The descriptions of the Amendment, the Farmout Agreement and the Exchangeable Note set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Amendment, the Farmout Agreement and the Exchangeable Note, which are attached as Exhibit 10.1 hereto and Exhibits 10.1 and 4.1 to the Current Report on the Company's Form 8-K previously filed with the Securities and Exchange Commission on March 13, 2008, respectively, and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2009, Phil A. Christian, Chief Operating Officer, President and Country Manager of FEEB, notified FEEB that he would resign from his positions with FEEB effective October 15, 2009.  Under the Employment Agreement between Mr. Christian and FEEB dated March 12, 2008 (the "Employment Agreement"), Mr. Christian will continue to receive his base salary and benefits and all other amounts actually earned, accrued or owing as of the date of termination but not yet paid through the date of termination.  In addition, Mr. Christian will receive $50,000 in cash from FEEB on the date of termination.  Following Mr. Christian's departure, Michael R. McElwrath, Chief Executive Officer of the Company, will assume Mr. Christian's executive officer-level responsibilities, and Bob Hockert, Operations Manager for the Company in China, will assume his day-to-day operations duties.

The description of the Employment Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which was attached as Exhibit 10.1 to the Current Report on the Company's Form 8-K previously filed with the Securities and Exchange Commission on March 13, 2008 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 7, 2009, the Company issued a press release regarding the execution of the Amendment and the resignation of Mr. Christian.  A copy of the press release is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

10.1	Agreement between Far East Energy (Bermuda), Ltd. and Arrow Energy International Pte Ltd dated October 6, 2009.

99.1	Press release dated October 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 7, 2009

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer

Index to Exhibits

Exhibit
Number	Description

10.1	Agreement between Far East Energy (Bermuda), Ltd. and Arrow Energy International Pte Ltd dated October 6, 2009.

99.1	Press release dated October 7, 2009.